EXHIBIT 21.1
LIST OF SUBSIDIARIES
          Set forth below is a list of all of the subsidiaries of Dura Automotive Systems, Inc. Unless otherwise indicated, all of the subsidiaries are wholly owned. If indented, the company is a subsidiary of the company under which it is listed.

Jurisdiction
Name	Formation

Dura Operating Corp	Delaware
Dura Automotive Systems of Indiana, Inc.	Indiana
Autopartes Excel de Mexico, S.A. de C.V. (11)	Mexico
Dura de Mexico, S.A. de C.V.	Mexico
Dura Global Technologies, Inc.	Michigan
Mark I Molded Plastics of Tennessee, Inc.	Tennessee
Patent Licensing Clearinghouse, LLC	Delaware
Dura Aircraft Operating Company, LLC	Michigan
Automotive Aviation Partners, LLC (6)	Minnesota
Dura Brake Systems, LLC	Michigan
Dura G.P (12)	Delaware
Dura Services, LLC	Michigan
Dura Mancelona, LLC	Michigan
Dura Fremont, LLC	Michigan
Dura Gladwin, LLC	Michigan
Dura Shifter, LLC	Michigan
Atwood Automotive, Inc.	Michigan
Dura Cables North, LLC	Delaware
Dura Cables South, LLC	Delaware
Atwood Mobile Products, Inc	Illinois
Creation Group Holdings, Inc.	Indiana
Creation Group Transportaion, Inc.	Indiana
Kemberly, Inc.	Indiana
Kemberly, LLC	Indiana
Creation Group, Inc.	Indiana
Spec-Temp, Inc.	Ohio
Creation Windows, Inc.	Pennsylvania
Creation Windows, LLC	Pennsylvania
Dura Vehicle Components Co. Ltd. (2)	China
Dura Automotive Systems Cable Operations, Inc.	Delaware
Universal Tool & Stamping Company, Inc.	Indiana
Dura Ganxiang Automotive Systems (Shanghai) Co., Ltd. (9)	China
Dura/Excel do Brasil Ltda	Brazil
Dura Automotive Systems do Brasil Ltda	Brazil
Dura UK Limited	UK
Trident Automotive Limited	UK
Dura Holdings Limited	UK
Adwest Electronics, Inc.	Delaware
Dura Automotive Limited	UK
Dura Cables Limited	UK
ACK Controls, Inc.(3)	Delaware
Spicebright Limited	UK
Dura Spicebright, Inc. (4)	Michigan
Moblan Investments, B.V.	The Netherlands
Dura Automotive Holding Verwaltungs GmbH	Germany
Dura European Holding LLC & Co. Kg	Germany
Dura Operating Canada LP (10)	Canada
Dura Automotive Canada ULC	Nova Scotia

Jurisdiction
Name	Formation
Dura British Columbia ULC	Canada
Dura Canada, L.P (13)	Canada
Dura Automotive Systems (Canada), Ltd.	Canada
Dura Holdings ULC	Canada
Dura Holdings Canada LP (14)	Canada
Dura Automotive Systems S.A.S.	France
Dura Automotive Systèmes Europe S.A.S.	France
Trident Automotive Limited	Canada
Trident Automotive L.P (15)	Delaware
Trident Automotive Canada Co.	Nova Scotia
Trident Automotive L.L.C	Delaware
Dura Holding Germany GmbH	Germany
Dura Automotive Control Systems GmbH	Germany
Dura Automotive Body & Glass Systems GmbH & Co.	Germany
Dura Automotive Selbecke Leisten & Blenden GmbH	Germany
Dura Automotive Plettenberg Leisten und Blenden GmbH	Germany
Dura Automotive Karosseriekomponenten GmbH	Germany
Dura Automotive Plettenberg Glasmodule GmbH	Germany
Dura Automotive Plettenberg Kunststoffteile GmbH	Germany
Dura Automotive Plettenberg Werkzeugbau-und Werkserhaltungs GmbH	Germany
Dura Automotive Handels-und Beteiligungsgesellschaft GmbH	Germany
Dura Automotive GmbH Projektgesellschaft	Germany
Dura Automotive Glass UK Ltd.	UK
Dura Automotive Body & Glass Systems UK Ltd.	UK
Dura Shifter Systems UK Ltd. (5)	UK
Dura Automotive Portuguesa Industria de Componentes para Automovels Lda	Portugal
Dura Automotive Body & Glass Systems Components, S.R.O. (7)	Slovakia
Dura Automotive Systems CZ s.r.o	Czech Republic
Dura Automotive CZ k.s (8)	Czech Republic
Dura Automotive Finarzierungsgesellschaft GmbH (16)	Germany
Dura Automotive Romania SRL	Romania
Dura Auto Holding Spain, S.L.	Spain
Dura Automotive, Barcelona S.L.	Spain
Dura Automotive, Pamplona S.L.	Spain
Dura Automotive Automocion S.L.	Spain
Dura Automotive Holding GmbH & Co KG (1)	Germany
Dura Automotive Grundstuckverwaltung GmbH	Germany
Dura Automotive Systems Einbeck GmbH	Germany
Dura Automotive Systems Rotenburg GmbH	Germany
Dura Automotive Systems GmbH	Germany
Dura Automotive Systems Reiche GmbH	Germany
Duratronics GmbH (17)	Germany
Dura Systems, LTD	UK

(1)	99.99% owned by Dura Holding Germany GmbH and less than 0.01% owned by Dura Automotive Holdings Verwaltungs GmbH

(2)	90% owned by Atwood Mobile Products, Inc.

(3)	12.68% owned by Trident Automiove Limited

(4)	57% owned by Spicebright Limited and 43% owned by Moblan Investments, B.V.

(5)	50% owned by Dura Automotive Body & Glass Systems UK Ltd. and 50% owned by Dura Automotive Systems (Canada) Ltd.

(6)	75% owned by Dura Aircraft Operating Company, LLC and 25% owned by Dura Automotive Systems, Inc.

(7)	80% owned by Dura Automotive Handels-und Beteiligungsgesellschaft GmbH and 20% owned by Dura Holdings Germany GmbH

(8)	99% owned by Dura Automotive Systems CZ sro and 1% owned by Dura Holdings Germany GmbH

(9)	55% owned by Dura Operating Corp.

(10)	99.9% owned by Dura European Holding LLC & Co. Kg and 0.1% owned by Dura Automotive Systems of Indiana, Inc.

(11)	99% owned by Dura Operating Corp. and 1% owned by Atwood Automotive, Inc.

(12)	99.9% owned by Dura Operating Corp. and 0.1% owned by Atwood Automotive, Inc.

(13)	99.9% owned by Dura Automotive Canada ULC and 0.1% owned by Dura British Columbia ULC

(14)	99.9% owned by Dura Automotive Systems (Canada) Ltd and 0.1% owned by Dura Holdings ULC

(15)	99.9% owned by Dura Automotive Systems (Canada) Ltd and 0.1% owned by Trident Automotive Ltd.

(16)	100% of the vote owned by Dura Automotive Handels-und Beteiligungsgesellschaft Gmbh. 50% of the value owned by Dura Automotive Handels-und Beteiligungsgesellschaft Gmbh, 25% of the value owned by Dura Automotive Portuguesa Industria de Componentes para Automovels Lda and 25% of the value owned by Dura Automotive CZ k.s.

(17)	50% owned by Dura Automotive Holding GmbH & Co. KG.